UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 5, 2003

PROGRESS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-19427	04-2746201

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Oak Park, Bedford, Massachusetts	01730

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 280-4000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 5, 2003, Progress Software Corporation and DataDirect Technologies Limited announced that they had entered into a definitive agreement whereby Progress has agreed to acquire substantially all of the assets and certain subsidiaries of DataDirect for an aggregate purchase price, net of cash and subject to certain balance sheet adjustments as of the closing of the acquisition, of approximately $88 million in cash. A copy of the joint press release issued by Progress and DataDirect on December 5, 2003 containing the announcement of the proposed acquisition is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

Number	Title

99.1	Joint Press Release, dated December 5, 2003, entitled “Progress Software Corporation to Acquire DataDirect Technologies; Standards-based Data Access Business to Enhance PSC Revenue, Growth.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION

Dated: December 9, 2003	By:	/s/ Norman R. Robertson

Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Number	Title

99.1	Joint Press Release, dated December 5, 2003, entitled “Progress Software Corporation to Acquire DataDirect Technologies; Standards-based Data Access Business to Enhance PSC Revenue, Growth.”